EXHIBIT 10.4

2020 GRAHAM CORPORATION Equity INCENTIVE PLAN

Effective August 11, 2020

Section 1.Purpose.

The purpose of the Plan is to increase stockholder value by promoting growth and profitability of the Corporation; to provide certain directors and key executives of the Corporation with an incentive to achieve corporate objectives; to attract and retain directors and key executives of outstanding competence; and to provide such directors and key executives with an equity interest in the Corporation.

Section 2.Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a)

“Award” shall mean any Option, Stock Award or Restricted Stock Units granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

(b)

“Award Agreement” shall mean the written document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(c)	“Board” shall mean the Board of Directors of the Corporation.
(d)	“CEO” shall mean the Chief Executive Officer of the Corporation.
(e)	“Change in Control” shall mean any of the following events:
(i)

the reorganization, merger or consolidation of the Corporation with one or more other Persons, other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by Persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting share of Corporation;

(ii)	the acquisition of more than 25% of the voting shares of the Corporation by any Person or Persons acting in concert;
(iii)	the acquisition of substantially all of the assets of the Corporation by any Person or Persons acting in concert; or
(iv)	the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:
(A)	individuals who were members of the Board on August 11, 2020; or
(B)	individuals who first became members of the Board after August 11, 2020 either:
(1)	upon election to serve as a member of the Board by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or
(2)	upon election by the stockholders of the Corporation to serve as a member of the Board, but only if nominated for election by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination;

provided, however, that no benefit conferred under the Plan, or under the terms of any Award granted under the Plan, solely as a result of the occurrence of a Change in Control of the Corporation shall be conferred upon any Person, or any member of the group of Persons, who makes an acquisition described in Section 2(e)(ii) and for purposes of this provision, the term Change in Control as applied to such a Person shall not include any acquisition made by such group of Persons of which he is a member.

With respect to any Award that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A and provides for accelerated payment in connection with a change in control (whether or not in conjunction with a termination of employment), “Change in Control” for purposes of such accelerated payment shall mean a Change in Control as described above in this Section 2(e) that is also a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation” within the meaning of Section 409A.

(f)

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, including the regulations promulgated and other official guidance issued thereunder and any successor provisions and the regulations promulgated and other official guidance issued thereto.

(g)

“Committee” shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not fewer than two Directors, and each member shall be a “Non-Employee Director” and a Director meeting the independence requirements for compensation committee members under the rules and regulations of the Exchange. The Committee shall be appointed by and serve at the pleasure of the Board.

(h)	“Corporation” shall mean Graham Corporation, a Delaware corporation.
(i)	“Director” shall mean a member of the Board. For purposes of qualifying as an Eligible Individual, “Director” shall also include a member of the board of directors of a Subsidiary.
(j)

“Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code. Notwithstanding the foregoing, to the extent required for exemption from or compliance with Section 409A, “Disability” shall have the meaning given such term by Section 409A, which generally provides that “Disability” of a Participant means either (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the employees of the Participant’s employer.

(k)	“Effective Date” shall mean August 11, 2020.
(l)	“Eligible Individual” shall mean any individual who is an Employee or non-Employee Director of the Corporation or a Subsidiary.
(m)	“Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.

(n)	“Exchange” shall mean the New York Stock Exchange or such other principal securities market on which the Stock is traded.
(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(p)	“Exercise Price” shall mean the price per share at which Stock subject to an Option may be purchased upon exercise of the Option, determined in accordance with Section 6.
(q)

“Fair Market Value” shall mean, with respect to a share of Stock on a specified date, for purposes of Section 6(b)(i), the per share closing price of the Stock reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price of the Stock reported by the Exchange on the last previous day on which such closing price was reported, or, if the Stock is not traded on an Exchange, the Fair Market Value determined by the Committee in accordance with applicable law. The Fair Market Value of a share of Stock for other purposes, and the Fair Market Value of property other than Stock, shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

(r)	“ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is intended to qualify as an incentive stock option under Section 422 of the Code.
(s)	“NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is not intended to qualify as an ISO or that is granted to a non-Employee Director.
(t)	“Non-Employee Director” shall mean a “Non-Employee Director” within the meaning of Rule 16b‑3 under the Exchange Act.
(u)	“Options” shall mean an award granted pursuant to Section 6 evidencing the right to acquire shares of Stock for the stated Exercise Price, and shall include both NQSOs and ISOs.
(v)	“Participant” shall mean any Eligible Individual who receives an Award under the Plan.
(w)	“Person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization.
(x)	“Plan” shall mean this 2020 Graham Corporation Equity Incentive Plan, as set forth herein and as amended from time to time.
(y)	“Prior Plan” shall mean the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.
(z)	“Remaining Number of Available Shares” shall have the meaning given such term in Section 3(a).
(aa)

“Restricted Stock Unit” shall mean an award granted pursuant to Section 8 evidencing the right to receive shares of Stock (or a cash payment equal to the Fair Market Value of such shares of Stock) at some future date.

(bb)	“Securities Act” shall mean the Securities Act of 1933, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(cc)	“Stock” shall mean shares of the common stock of the Corporation, par value $0.10 per share.
(dd)	“Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 7.

(ee)

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Corporation owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity; provided that for an ISO, the term “Subsidiary” shall only mean a “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code.

(ff)

“Substitute Awards” shall mean Awards granted under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(gg)

“Ten Percent Stockholder” shall mean any person who, as of the date of grant of an ISO, owns (or is deemed to own within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary.

Section 3.Shares of Stock Subject to the Plan.

(a)

In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan during its term shall not exceed 310,167, plus the number of remaining shares of Stock not issued or subject to outstanding grants under the Prior Plan on the Effective Date (the “Remaining Number of Available Shares”), plus any shares of Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason after the Effective Date without the issuance of shares. Such amounts shall be subject to adjustment as provided in Section 3(b). Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for grant under the Plan. Except for expired, forfeited or cancelled shares, the Plan is intended to restrict the “recycling” of shares of Stock back into the Plan; this means that shares of Stock exchanged or withheld to pay the aggregate Exercise Price of an Option or to satisfy tax withholding obligations with respect to an Award count against the numerical limits of the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the avoidance of doubt, any shares of Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan after the Effective Date shall not become available under the Plan. If the Plan is approved by the Company’s stockholders on the Effective Date, no awards may be granted under the Prior Plan on or after the Effective Date.

(b)

Adjustment Upon Changes in Capitalization. In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee shall determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 3(a), the number and class of shares and the Exercise Price set forth in any Award theretofore granted, the limits in Section 5(c), or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. In making an adjustment to an Award pursuant to this Section 3(b), unless the Committee determines another adjustment to be in the best interests of the Corporation or its Subsidiaries, the Committee shall attempt to make the adjustments as follows:  (i) for an ISO, in a manner that would not cause the ISO to fail to qualify as an incentive stock option under Section 422 of the Code; (ii) for an NQSO, in a manner that would not be treated as a “modification” of the NQSO under Section 409A; and (iii) for any Award, in a manner which does not adversely affect the exemption provided pursuant to Rule 16b‑3 under the Exchange Act for such Award.

(c)

Substitute Awards.  The number of shares of Stock covered by a Substitute Award or to which a Substitute Award relates shall not be counted against the maximum number of shares of Stock available for the grant or issuance of Awards under the Plan.

Section 4.Administration of the Plan.

(a)

In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

(b)

Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(i)	determine eligibility for participation in the Plan;
(ii)

select the Eligible Individuals and determine the type of Awards to be made to Eligible Individuals, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

(iii)	interpret the Plan or any Award Agreement;
(iv)	construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;
(v)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;
(vi)

promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, retirement, or other termination from the Corporation, or in the event of a Change in Control of the Corporation; provided that:

(A)

any acceleration of the exercisability, vesting or payment of, or the lapse of restrictions or deemed satisfaction of any performance objective with respect to, an Award in connection with a Change in Control may occur only if (1) the Change in Control occurs and (2) either the employment or service of the Participant is terminated (i.e., “double-trigger”) or the acquirer does not agree to the assumption or substitution of outstanding Awards; and

(B)

with respect to any Award that is earned or vests based upon achievement of one or more performance objectives, unless otherwise required by an employment agreement or other agreement, the amount deemed earned or vested in connection with the Change in Control or associated termination of employment or services shall be based upon the level of actual achievement of the performance objectives and/or the period of time elapsed in the performance period, each as of the applicable date;

(vii)	subject to Section 4(d), grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

(viii)

determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control, the cancellation for cash of outstanding vested Awards or the issuance of comparable replacement Awards granted by the successor entity in such event; and

(ix)	take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan, including making factual determinations.
(c)

Delegation. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

(d)

Repricing. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 3(b), the Committee shall not reprice, adjust or amend the Exercise Price of Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean:  (i) the reduction, directly or indirectly, in the Exercise Price of an outstanding Option by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) cancelling an Option in exchange for another Option or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of the Exchange. In addition, notwithstanding any other provision in the Plan to the contrary, an Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option having an Exercise Price below that of the Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Corporation. Any amendment or repeal of this Section 4(d) shall require the approval of the stockholders of the Corporation.

Section 5.Awards.

(a)

Eligibility. All Eligible Individuals are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Eligible Individuals who are to be granted Awards, the type of each Award granted and the number of shares of Stock subject to each such Award.

(b)

In General. Awards may, at the Committee’s sole discretion, be granted in the form of Options pursuant to Section 6, Stock Awards pursuant to Section 7, Restricted Stock Units pursuant to Section 8 or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Eligible Individual.

(c)	Award Limitation. Subject to adjustment as provided by Section 3(b), and notwithstanding any provision contained in the Plan to the contrary:
(i)	the maximum number of shares of Stock for which Awards may be granted to any Participant during a calendar year is 60,000;

(ii)

the maximum aggregate number of shares of Stock for which Awards may be granted to all Participants during any continuous 36-month period is 3% of the Corporation’s total number of authorized shares of Stock as of the beginning of such period;

(iii)	the maximum aggregate number of shares of Stock that may be issued under the Plan upon the exercise of ISOs is 310,167, plus the Remaining Number of Available Shares;
(iv)

the aggregate Fair Market Value (determined at the time an ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Subsidiary shall not exceed $100,000; and

(v)

the aggregate grant date fair value of NQSOs, Stock Awards and Restricted Stock Units granted to a non-Employee Director during any calendar year shall not exceed $50,000, and the total fees paid to a non-Employee Director in cash for services in any calendar year shall not exceed $100,000.

(d)

Foreign Jurisdictions. With respect to Eligible Individuals who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Eligible Individuals in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.

(e)

Exclusion from Minimum Vesting and Continued Employment Requirements. Awards granted under Section 6, Section 7 and Section 8 shall be subject to the minimum vesting period and continued employment or service requirement specified for the Award by such Section, as applicable, except that:  (i) up to a maximum of five percent (5%) of the maximum number of shares of Stock that may be issued under the Plan pursuant to Section 3(a) may be issued pursuant to Awards granted under Section 6, Section 7 or Section 8 without regard for any minimum exercisability or vesting period requirements set forth in such Section; and (ii) continued employment or service for exercisability or vesting shall not be required as (A) the Committee may determine or permit otherwise in the event of death, Disability, retirement or other termination of a Participant, or, subject to Section 4(b)(vi), in connection with a corporate transaction (which includes but is not limited to a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation) (each such event, a “Defined Event”), and (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards.

(f)

Recoupment.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Corporation will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any rules promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Corporation at any time.

Section 6.Stock Options.

(a)

In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an Eligible Individual either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Only Employees may receive ISOs.

(b)

Terms of Options. Subject to the limits in Section 5, if applicable, an Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee not inconsistent with the terms of the Plan. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:
(i)

the Exercise Price of an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, provided, however, that the Exercise Price shall not be less than 110% of such Fair Market Value for any ISO granted to a Ten Percent Stockholder; provided that an Option that is a Substitute Award may be granted with an Exercise Price lower than the Fair Market Value of a share of Stock on the date such Option is granted if such Option is granted in a manner satisfying the provisions of Section 422 of the Code in the case of a Substitute Award for an option that is an ISO, or the provisions of Section 409A in the case of a Substitute Award for an option that is an NQSO;

(ii)

the term of each Option shall be determined by the Committee, provided that no Option shall be exercisable after more than ten years from the date such Option is granted, and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after more than five years from the date of grant; and

(iii)

Options shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).

(c)

Exercise of Options. Except as provided in Section 10:  (i) no Option granted to an Employee shall be exercised unless at the time of such exercise the Participant is then an Employee; and (ii) no Option granted to a non-Employee Director shall be exercised unless at the time of such exercise the Participant is then a non-Employee Director. Upon exercise, the aggregate Exercise Price of an Option may be paid in cash, by directing the Corporation to withhold shares of Stock issuable pursuant to the exercise of the Option with a Fair Market Value sufficient to pay the aggregate Exercise Price or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting shares of Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of shares of Stock to exercise an Option. Options granted under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Participant’s exercise. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the aggregate Exercise Price of an Option using shares of Stock if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation.

Section 7.Stock Awards.

(a)

In General. Awards may be granted in the form of Stock Awards; provided, however, that the Committee may grant Stock Awards of unrestricted shares of Stock only to non-Employee Directors and only if made in lieu of cash fees. Subject to the terms of the Plan, Stock Awards shall be granted in such numbers, at such times and subject to such terms as the Committee shall determine.

(b)

Restrictions. Subject to the limits in Section 5, if applicable, the Committee may condition, restrict or limit the grant or vesting of a Stock Award on the achievement of enumerated performance objectives or, on the Employee’s or non-Employee Director’s continued employment or service to the Corporation or a Subsidiary through a specified period of time, not inconsistent with the terms of the Plan.  Except as provided in Section 7(a) with respect to Awards of unrestricted shares of Stock to non-Employee Directors, Stock Awards shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined

Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).
(c)

Rights as Stockholders. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Participant to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

(d)

Dividends.  Dividends may, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Stock subject to the same vesting or performance conditions as the underlying Stock Award.

Section 8.Restricted Stock Units.

(a)

In General.  Awards may be granted in the form of Restricted Stock Units in such numbers, at such times and subject to such terms as the Committee shall determine not inconsistent with the terms of the Plan.

(b)

Vesting and Payment.  Subject to the limits in Section 5, if applicable, the Committee may condition, restrict or limit the vesting or payment of Restricted Stock Units on the achievement of enumerated performance objectives or, on the Employee’s or non-Employee Director’s continued employment or service to the Corporation or a Subsidiary through a specified period of time consistent with the terms of the Plan.  Restricted Stock Units shall not vest for at least one year after the date of grant, except as (A) the Committee may determine or permit otherwise in the event of a Defined Event, (B) may be required or otherwise be deemed advisable by the Committee in connection with Substitute Awards, or (C) otherwise permitted by Section 5(e).

(c)

Rights of Holders of Restricted Stock Units.  A Participant receiving Restricted Stock Units shall not possess voting rights, nor the right to receive cash dividends, with respect to such Restricted Stock Units or the shares of Stock underlying such Restricted Stock Units unless and until the vesting of the Restricted Stock Units and the payment to the Participant of shares of Stock.

(d)

Dividend Equivalents.  If a right to dividend equivalents for Restricted Stock Units is included in the Award Agreement, then dividend equivalents in an amount equal to any cash dividends declared and paid with respect to the shares of Stock shall be paid to the Participant at the time specified in the Award Agreement.  Dividend equivalents may, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Stock subject to the same vesting or performance conditions as the underlying Restricted Stock Unit.

Section 9.Payment of Awards.

(a)

In General. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

(b)

Withholding. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the minimum amount of all applicable income and employment taxes required by law to be withheld (or such higher amount that would not have an adverse accounting effect) with respect to such payment or may require the Participant to pay to the Corporation such tax prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes (or such other amount that would not have an adverse accounting effect). Notwithstanding the foregoing or the provisions of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation.

Section 10.Effect of Termination of Relationship with the Corporation.

(a)

Death. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon a Participant’s death prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)

the vested portion of any remaining Options held by the Participant at the time of his or her death may be exercised in whole or in part within one year after the date of the Participant’s death and then only:

(A)

by the beneficiary designated by the Participant in a writing submitted to the Corporation prior to the Participant’s death, or in the absence of same, by the Participant’s estate or by or on behalf of such person or persons to whom the Participant’s rights pass under his or her will or the laws of descent and distribution;

(B)

to the extent that the Participant would have been entitled to exercise the Option at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.
(ii)	any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her death shall be forfeited.
(b)

Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon a Participant’s termination of employment or service due to Disability prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)

the vested portion of any remaining Options held by the Participant at the time of his or her termination of employment or service due to Disability may be exercised in whole or in part within one year after the date of the Participant’s termination of employment or service due to Disability and then only:

(A)	by the Participant or his or her legal representative;
(B)

to the extent that the Participant would have been entitled to exercise the Option on the date of his or her termination of employment or service due to Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.

(ii)

any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her termination of employment or service due to Disability shall be forfeited.

(c)

Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, and subject to Section 11(j), upon the termination of a Participant’s employment or term of directorship with the Corporation or a Subsidiary for a reason other than the Participant’s death or termination of employment or service due to Disability and prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i)	the vested portion of any remaining Options held by the Participant may be exercised in whole or in part within three months after the date of the Participant’s termination and then only:
(A)	by the Participant or his or her legal representative;
(B)

to the extent that the Participant would have been entitled to exercise the Option on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C)	prior to the expiration of the term of the Option.
(ii)	any unvested restricted shares of a Stock Award and any unvested Restricted Stock Units held by the Participant at the time of his or her other termination shall be forfeited.
(d)

Treatment of Intra-Corporation Transfers. In the case of an Employee, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or directorship for purposes of this Section 10.

Section 11.General Provisions.

(a)

Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Participants and among different Awards granted to the same Participant. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

(b)

Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards for which they are granted in substitution.

(c)

No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Participant any right to similar grants in future years or any right to continue such Participant’s employment or other service relationship with the Corporation or its Subsidiaries. All Participants shall remain subject to discharge to the same extent as if the Plan were not in effect.

(d)

No Right, Title, or Interest in Corporation Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name or the entry on his or her behalf of an uncertificated book position on the records of the Corporation’s transfer agent and registrar for such Stock or other instrument of ownership, if any, and, in the case of restricted shares of Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Participant shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award. Except as provided in Section 3(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

(e)

Nonassignability. No Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution and, except as provided in Section 10, an Award shall be exercisable during the Participant’s lifetime only by the Participant.

(f)

Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock, or make any entry on a Participant’s behalf of an uncertificated book position on the records of the Corporation’s transfer agent and registrar for the Stock or other instrument of ownership, if any, under the Plan prior to fulfillment of all of the following conditions:

(i)	the listing, or approval for listing upon notice of issuance, of such shares on the Exchange;
(ii)

any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

(iii)

the obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

(iv)

the execution by the Participant (or the Participant’s legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.

(g)

Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

(h)

Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.

(i)	Headings. The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
(j)

Section 409A. The Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code (“Section 409A”), and the Plan and Award Agreements will be interpreted in a manner consistent with that intent.  References to a

Participant’s “termination of employment” and similar terms used in the Plan or an Award Agreement mean, to the extent necessary to comply with or be exempt from the requirements of Section 409A, the date that the Participant first incurs a “separation from service” within the meaning of Section 409A.  Notwithstanding anything in the Plan to the contrary, if at the time of a Participant’s separation from service, the Participant is a “specified employee” for purposes of Section 409A, and the payment of an Award as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then the Corporation will make such payment on the date that is the first day of the seventh month following the Participant’s separation from service.  Notwithstanding the foregoing, the Corporation and its Subsidiaries make no representations that the Awards or the grant, vesting or payment thereof provided under the Plan or any award Agreement comply with or are exempt from Section 409A, and in no event shall the Corporation or its Subsidiaries be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

(k)

No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(l)

Amendment or Termination. Subject to the provisions of Section 4(d), the Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part at any time; provided, however, that no such action shall adversely affect the rights of Participants to Awards previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the Exchange, shall be obtained in the manner required therein.

(m)

Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(i)	If to the Corporation:

Graham Corporation

20 Florence Avenue

Batavia, New York 14020

Attention: Chief Financial Officer

(ii)	If to a Participant, to the Participant’s address as shown in the Corporation’s personnel records.
(n)

Electronic Delivery and Signatures.  Any reference in the Plan or an Award Agreement to a written document includes without limitation any document delivered electronically or posted on the Corporation’s or a Subsidiary’s intranet or other shared electronic medium controlled by the Corporation, a Subsidiary or any agent of the Corporation or a Subsidiary.  The Committee and any Participant may use facsimile and PDF signatures in signing any Award Agreement, in exercising any Option, or in any other written document in connection with the Plan’s administration.  The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

(o)

Duration of Plan. The Plan was approved by the Board on June 9, 2020, and will become effective on August 11, 2020, upon the date of the approval by the stockholders of the Corporation at the 2020 Annual Meeting of the Stockholders. ISOs may not be granted under the Plan after August 11, 2030, but ISOs theretofore granted may extend beyond that date.

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